Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-296669) of WhiteHawk Minerals Corp. of our report dated September 11, 2026, relating to the combined financial statements of Three Rivers Royalty II, LLC and Cypress Mineral Partners, LLC as of and for the years ended December 31, 2025 and 2024, which appear in this Current Report on Form 8-K/A of WhiteHawk Minerals Corp.

/s/ Plante & Moran, PLLC

Denver, Colorado

September 25, 2026